Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT

BANK OF AMERICA MERRILL LYNCH’S 2012

LEVERAGED FINANCE CONFERENCE

ENGLEWOOD, CO — November 28, 2012 — Ascent Capital Group, Inc. (Nasdaq: ASCMA) announced today that it will present to the attendees of Bank of America Merrill Lynch’s Leveraged Finance Conference, being held on December 3, 2012 at the Boca Raton Resort & Club in Boca Raton, Florida at 2:40 pm EST. Michael Meyers, Chief Financial Officer of Ascent Capital Group and its subsidiary Monitronics International, Inc. and Michael Haislip, Executive Vice President of Ascent and President and Chief Executive Officer of Monitronics International, Inc., will speak at the conference. During their presentations, Messrs. Meyers and Haislip may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

During the event, a webcast and copy of management’s presentation will be made available on the Ascent investor relations website at http://ascentcapitalgroupinc.com/Investor-Relations.aspx.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics International Inc., one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com